Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 06, 2022, with respect to the combined carve – out financial statements of OceanPal Inc. Predecessors included in the Registration Statement (Form F-1) and related Prospectus of OceanPal Inc. for the registration of 15,000,000 Common Shares Issuable upon Exercise of Warrants Offered by the Selling Shareholders.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

February 23, 2023